SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                           __________


                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported): January 12, 1996




                 ADVANCED MEDICAL PRODUCTS INC.
       (Exact Name of Registrant as Specified in Charter)





         Delaware                 0-16341            16-1284288
(State or Other Jurisdiction   (Commission        (IRS Employer
     of Incorporation)         File Number)     Identification No.)



    111 Research Drive, Columbia, South Carolina         29203
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (803) 935-0906


___________________________________________________________________
  (Former Name or Former Address if Changed Since Last Report)



Total Number of Pages =    .
Exhibit Index on Page 4.
Item 1.   Changes in Control of Registrant.

     On January 12, 1996, the Board of Directors of Advanced
Medical Products Inc. (the "Company") entered into a series of transactions (the "January 12 Agreements") pursuant to which:

1. the Company agreed to license to Carolina Medical, Inc., a North Carolina corporation ("Carolina Medical") engaged in the design, manufacture, sale and service of diagnostic medical equipment to the health care industry, for non-portable applications, the technology incorporated in the Company's ULTRA PCI portable ultrasound monitor;

2. Carolina Medical subscribed to purchase 750,000 shares of the Company's authorized but unissued common stock, par value $.01 per share, for an aggregate purchase price of $150,000 or $.20 per share;

3. Carolina Medical agreed, subject to the Company's compliance with certain terms and conditions, to purchase, either itself or by its parent BIOTEL International, Inc. ("BIOTEL"), an additional 1,400,000 shares of the Company's authorized but unissued common stock, par value $.01 per share, for an aggregate purchase price of $280,000 or $.20 per share;

4.   Clarence P. Groff resigned as the Company's President,
     Treasurer, Chief Executive Officer, Chief Financial Officer,
     Principal Accounting Officer and member of the Company's Board of Directors;

5.   Ronald G. Moyer, Chairman and Chief Executive Officer of
     Carolina Medical, was elected as the Company's President and Treasurer at a meeting of the Company's Board of Directors;
     and

6. Mr. Moyer, C. Roger Jones (a member of the Board of Directors of Carolina Medical), L. John Ankney and David A. Heiden were appointed to fill the six Company's newly constituted seven person Board of Directors; four seats will initially be controlled by Carolina Medical, subject to the results of the election of Directors scheduled to take place at the Company's next Annual Meeting of Stockholders.

     As a result of the foregoing, Carolina Medical has purchased 750,000 shares, or 21.81%, of the Company's currently outstanding common stock. In the event Carolina Medical (or BIOTEL) purchases an additional 1,400,000 shares of common stock, as contemplated by the January 12 Agreements, Carolina Medical will then beneficially own an aggregate of 2,150,000 shares, or 44.44%, of the Company's outstanding common stock.

     Prior to the January 12 Agreements, Mr. Groff owned or exercised voting control over an aggregate of approximately 38.01% of the outstanding common stock (which constituted the largest single voting block of the Company's outstanding common stock). Assuming full consummation of the January 12 Agreements, Carolina Medical will assume voting control over 44.44% of the Company's outstanding voting stock. The January 12 Agreements immediately vest control over the Company's Board of Directors in Carolina Medical and, upon full consummation of the January 12 Agreements, will vest effective voting control over the Company's common stock in Carolina Medical. The Company is advised that decisions by Carolina Medical and BIOTEL that could impact upon the Company will be made by C. Roger Jones and Ronald G. Moyer, respectively.

     Carolina Medical has advised the Company (i) that it funded the $150,000 purchase price of its acquisition of the 750,000 shares of the Company's common stock from its own working capital and (ii) BIOTEL has reserved up to $280,000 of its working capital and subscriptions receivable for its own securities for the purpose of funding the $280,000 purchase price for the balance of the 1,400,000 shares to be purchased. In the event Carolina Medical is the purchaser of the 1,400,000 shares, BIOTEL has agreed to loan up to $280,000 to Carolina Medical (its wholly-owned subsidiary) for that purpose.

     Carolina Medical's purchase of 1,400,000 shares of the common stock referred to above is subject to the Company's satisfaction, on or prior to May 1, 1996, of certain conditions, including (i) election by the Company's stockholders of Messrs. Moyer and Jones and the additional two designees of Carolina Medical to the Company's Board of Directors, (ii) formalization of the Company's severance and consulting arrangements with Mr. Groff, (iii) conclusion of the investigation of the Company's recordkeeping practices by the Securities and Exchange Commission ("SEC") by a consent decree in which neither the Company nor its officers admit or deny the accuracy of findings made by the SEC, as well as (iv) the Company's successful renegotiation of one of its material business agreements. Carolina Medical may waive compliance with any one or more of the conditions. However, there is no assurance that these or other conditions precedent to Carolina Medical's obligations will be satisfied or waived.

     Carolina Medical has agreed that if, on or prior to May 1, 1996, the Company receives an offer to purchase all of its outstanding stock (including the shares owned by Carolina Medical) for a purchase price of at least $1.00 per share, Carolina Medical will vote in favor of any such transaction; provided; however, that Carolina Medical has a right of first refusal to match any such offer. In addition, the up to 2,150,000 shares of common stock that may be purchased by Carolina Medical are subject to certain demand and piggyback registration rights.


Item 7. Financial Statements, Pro-Forma Financial Infor-mation and Exhibits.


     (a) January 12, 1996 Agreements Relating to Change in Control of the Company.

     (b)  Intellectual Property License Agreement dated January 12,
1996.
                           SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ADVANCED MEDICAL PRODUCTS INC.


                                   By: James H. Brown
                                       James H. Brown
                                       Vice President



Dated:  January 26, 1996

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT entered into this 12th day of January, 1996, by and between ADVANCED MEDICAL PRODUCTS, INC., a Delaware corporation
(the "Corporation"), and CAROLINA MEDICAL, INC., a North Carolina corporation
(the "Investor").

R E C I T A L S:

A. The Corporation is engaged in the design, production and sale of medical instrumentation, and is desirous of receiving an infusion of capital.

B. The Corporation desires to issue shares of its common stock to Investor, and Investor desires to purchase shares of common stock of the Corporation, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth below, and other good and valuable consideration, the parties agree as follows:

1. Subscription.

 (a) Subject to the terms and conditions of this Agreement, Investor subscribes for 750,000 shares of the common stock, $0.01 par value, of the Corporation for a purchase price of $0.20 per share, for a total purchase price of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00).
The purchase price shall be payable in cash upon the execution of this Agreement by the Corporation, subject to the satisfaction of the conditions described in paragraph 5(a).

 (b) Subject to the terms and conditions of this Agreement, Investor subscribes for the issuance of up to an additional 1,400,000 shares of common stock, $0.01 par value, of the Corporation for a purchase price of $0.25 per share, for a total purchase price of up to THREE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($350,000.00).
Investor's
obligation to subscribe for and purchase the shares of stock described in this subparagraph shall be subject to the satisfaction, in Investor's discretion, of the conditions described in paragraph 5(b). The purchase price for the shares of stock described in this subparagraph shall be payable in cash.

 (c) The Corporation accepts Investor's subscriptions for the Stock (as defined in paragraph 1(e)) set forth above. Notwithstanding anything to the contrary set forth in this paragraph 1(c), the Corporation may terminate acceptance of the subscription set forth in paragraph 1(b)
in the event of the occurrence of the transaction contemplated in paragraph 7. The Corporation agrees to issue a stock certificate or certificates to Investor representing the Stock subscribed for hereunder simultaneously with the delivery of the purchase price therefor.

 (d) The Stock shall be entitled and subject to the terms, conditions, rights, powers, preferences, limitations, qualifications and restrictions to which all shares of the Corporation's common stock, $0.01 par value, are entitled or subject. The Stock upon issuance to Investor or its assignee shall contain no restrictions, qualifications or limitations which are not shared by all shares of the Corporation's common stock,
$0.01 par value.

 (e) The shares of the common stock, $0.01 par value, of the Corporation subscribed for in paragraphs 1(a) and (b) are collectively referred to as the "Stock."

2. Registration. Investor and any assignee of all or any part of Investor's rights hereunder shall have the right to require the Corporation to register the Stock under the Securities Act of 1933, as amended (the "Act"), at the sole expense of the Corporation. Investor's (and each assignee's) right of registration may be exercised upon its demand, but only in a single instance (it being understood and agreed that Investor and any assignee may exercise their rights hereunder individually and independently), with regard to all or any part of the Stock. Further, the Corporation agrees that Investor and any assignee of all or any part of Investor's rights hereunder shall have unlimited "piggy-back" registration rights, without cost to Investor and each assignee (except for reasonable and typical brokerage costs incurred upon any sale of
Investor's shares in connection therewith), with regard to any registration statement that the Corporation may file with The Securities Exchange
Commission (the "Commission").

3. Investor's Representations and Warranties. Investor represents and warrants to the Corporation that it:

 (a) Is acquiring the Stock solely for investment and does not intend to divide its participation with others (except that Investor may assign its rights to the shares of Stock described in paragraph 1(b) to an affiliate of Investor) or to resell or otherwise dispose of all or any part of the Stock acquired hereby;

 (b) Is aware of and has been independently counselled as to the circumstances under which it is required to take and hold the Stock for which it is subscribing pursuant to the requirements of the Act and applicable state securities or Blue Sky law or laws; and

 (c) Recognizes that investment in the Stock involves a risk of loss of its entire investment and its financial situation is such that it can bear such risk.

4. Corporation's Representations and Warranties. The Corporation represents and warrants to Investor as follows:

 (a) This Agreement has been duly authorized and approved by the Corporation's
Board of Directors, acting at a meeting duly called and held, prior to execution by the Corporation, and neither Investor nor any assignee of Investor shall be deemed an "Interested Stockholder" under Section
203 of the Delaware General Corporation Law. The Corporation further represents that its Board of Directors has specifically authorized the issuance of the shares described in paragraph
1(b) to BIOTEL Int'l, Inc., an affiliate of Investor ("BIOTEL"), if Investor chooses to assign such rights to BIOTEL.

 (b) The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware. The Corporation has the power to own its property and to carry on its business as it is now being conducted. The Corporation is duly qualified to do business in and is in good standing in all jurisdictions in which the nature of the Corporation's business makes such qualification necessary.

 (c) The Corporation has an authorized capitalization consisting of 5,000,000 shares of common stock, $0.01 par value, of which 2,688,575 shares are issued and outstanding, and 4,000 shares of Class A
Preferred
Stock, no par value authorized, 2,000 shares of which are outstanding.
All such outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with applicable federal and state securities laws. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Corporation, other than as contemplated by this Agreement and pursuant to the Corporation's stock option plans as described in the Corporation's
Form 10-KSB filed with the Commission.

 (d) The Stock has been duly authorized, and upon payment of the purchase price therefor, will be validly issued, fully paid and nonassessable.

 (e) The Balance Sheets, Statements of Operations, Statements of
Changes
in Stockholders' Equity and Statements of Cash Flows for the fiscal years ended July 3, 1992, July 2, 1993, July 1, 1994 and June 30, 1995
have been prepared in accordance with generally accepted accounting principles, consistently applied. The Balance Sheets fairly present the financial condition of the Corporation as of the dates thereof and, reflect all claims against and all debts and liabilities of the
Corporation, fixed or contingent, as of the dates thereof. The Statements of Operations, Statements of Changes in Stockholders' Equity and Statements of Cash Flows fairly present the results of operations of the Corporation and the changes in its financial position for the periods indicated.
Since June 30, 1995, there has been no (i) material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects of the Corporation, for any reason, and (ii) change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Corporation has occurred except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

 (f) The Corporation has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheets or referred to in the footnotes thereto, other than liabilities incurred subsequent to June
30, 1995 in the ordinary course of business not involving borrowings by the Corporation.

 (g) The Corporation has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and reports which are required to be filed by, and with respect to, the Corporation. Such returns and reports reflect accurately all liability for taxes of the Corporation for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Corporation have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the Corporation.
No examination of any tax return of the Corporation is currently in progress.

 (h) Except for the SEC Investigation (as defined in paragraph 4(j) and those matters disclosed on Exhibit B, there is no material action, suit, proceeding, arbitration or administrative or other proceeding by or before any governmental authority or other instrumentality or agency, pending or threatened against or affecting the Corporation or any its properties or rights, and the Corporation does not know of any valid basis for any such action, proceeding or investigation.
The Corporation is not subject to any judgment, order or decree which may have an adverse effect on any of its operations or business practices.

 (i) The execution, delivery and performance of this Agreement by the Corporation does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any law, ordinance, rule or regulation to which the Corporation is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the
Corporation, (c) the charter documents of the Corporation or any securities issued by the Corporation, or (d) any agreement or instrument to which the Corporation is a party.

 (j) The Commission has concluded its investigation of the Corporation's accounting and recordkeeping practices which commenced on or about February 16, 1993 (the "SEC Investigation"). The outcome of the SEC
Investigation shall result in the finding of no violations of federal securities laws by or on behalf of the Corporation and the Corporation will execute a consent decree pursuant to which the Corporation only agrees to refrain from violations of federal securities laws in the future.

 (k) The Corporation has filed or caused to be filed, within the times and within the manner prescribed by law, all reports required to be filed by, and with respect to, the Corporation under the Securities Exchange of Act 1934, as amended.

 (l) No representation or warranty by the Corporation in this Agreement contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make any statement herein not misleading.
5. Conditions.

 (a) Investor's obligation to purchase the Stock described in paragraph
1(a) is contingent on the satisfaction, in Investor's sole
discretion,
or waiver by Investor of the following conditions within fifteen
(15)
days following the execution and delivery of this Agreement by the
Corporation:

  (1) The representations and warranties of the Corporation contained in this Agreement shall be true and correct on the date hereof; provided, however, that the institution of any action or proceeding by Clarence
P. Groff ("Groff") which relates solely to the termination of his employment with the Corporation shall not be deemed a condition to Investor's obligations.

  (2) The Corporation shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

  (3) The Corporation shall have entered into a non-exclusive license agreement with Investor pursuant to which the Corporation licenses to Investor the right to use and exploit all technology incorporated in the Corporation's "Ultra PCI" ultrasound imager product line, in form and substance satisfactory to Investor.

  (4) The Board of Directors, prior to expansion as described in paragraph
5(a)(6)(a) shall have duly authorized Jim Brown or George Down to execute all documents required by the Commission in connection with the SEC Investigation, and the parties agree that neither Investor nor Ronald
G. Moyer ("Moyer") shall become involved in, or execute any documents in connection with, the SEC Investigation, notwithstanding the appointment of Moyer as Interim Manager, Chairman of the Board of the Directors,
President, Chief Executive Officer and Treasurer of the
Corporation.

  (5) The Corporation shall have placed Groff on administrative leave effective immediately upon the execution of this Agreement and, within fifteen (15) days of the execution of this Agreement, shall have terminated the employment of Groff from all positions and capacities held by Groff with or on behalf of the Corporation, and such termination is final, irrevocable and the Corporation shall have fully complied with all procedures required pursuant to Groff's employment contract with regard to the termination of his employment.

  (6) (a) Immediately upon the execution of this Agreement, the Board of Directors of the Corporation shall have increased the number of positions on the Board of Directors from three (3) to five (5) directors, and the Board of Directors of the Corporation shall appoint Moyer and
C. Roger Jones ("Jones") to fill the
newly created positions on the Corporation's Board of Directors, and
Moyer and Jones shall be fully and effectively seated on the Corporation's
Board of Directors.

   (b) During the fifteen (15) day period commencing upon the execution and delivery of this Agreement by the Corporation, the Board of Directors of the Corporation shall have increased the number of positions on the Board of Directors from five (5) to seven (7) directors, and the
Board of Directors of the Corporation shall appoint two (2) additional individuals designated by Investor to fill the newly created positions on the Corporation's Board of Directors, and each of Investor's designees shall be fully and effectively seated on the Corporation's Board of Directors. Until such time as the shareholders of the Corporation have elected Moyer, Jones and such other two (2) individuals of Investor's choosing to the Corporation's Board of Directors as described in paragraph
5(b)(5), the Board of Directors shall not direct the disposition of any assets of the Corporation other than in the ordinary course of business or in connection with the settlement of creditor claims against the Corporation.

  (7) Moyer shall have been duly and validly appointed as the interim
"Manager" of the Corporation upon the execution of this Agreement and until satisfaction of the condition described in Section 5(a)(8), with the power and authority to exercise all powers which are generally vested in the President and the Treasurer of the Corporation; provided, however, that Moyer shall have no authority as interim Manager to dispose of any assets of the Corporation other than in the ordinary course of business or in connection with the settlement of creditor claims against the Corporation.

  (8) During the fifteen (15) day period commencing upon the execution and delivery of this Agreement by the Corporation, Moyer shall have been elected as the Chairman of the Board of Directors of the Corporation and its President and Chief Executive Officer; provided, however, until such time as the shareholders of the Corporation have elected Moyer,
Jones and the two (2) additional nominees of Investor's choosing to the Corporation's Board of Directors as described in paragraph 5(b)(5),
Moyer shall have no authority to dispose of any assets of the Corporation other than in the ordinary course of business or in connection with the settlement of creditor claims against the Corporation.

  (9) Jim Brown and George Down and the Corporation shall have terminated all agreements and understandings, whether written or otherwise, relating to their employment with the Corporation, including all stock option and related agreements.

  (10) The Corporation shall have paid all franchise tax liability now due and owing to the State of Delaware, and the Corporation shall have further undertaken all actions necessary to place it in good standing with the State of
Delaware, including the Delaware Department of Revenue and the Delaware
Secretary of State.

In the event that all of the conditions described in this paragraph 5(a) have not been fully satisfied prior to or upon the execution of this Agreement, Investor and the Corporation agree to enter into the
Escrow Agreement attached as Exhibit A, pursuant to which the parties shall escrow the funds required by Investor pursuant to paragraph 1(a)
for a period not in excess of 15 calendar days pending the satisfaction of each of the foregoing conditions.

 (b) Investor's obligation to purchase the Stock described in paragraph
1(b) is contingent on the satisfaction, in Investor's sole discretion, or waiver by Investor of the following conditions within 105 days following the execution and delivery of this Agreement by the Corporation:

  (1) The representations and warranties of the Corporation contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct as of the date of closing with regard to the Stock described in paragraph 1(b), with the same effect as though such representations and warranties were made on such later date.

  (2) The Corporation shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

  (3) No material suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority.

  (4) All consents which are required from the Corporation's shareholders, any third party or governmental authority shall have been obtained.

  (5) The Corporation's shareholders shall have elected Moyer, Jones and two (2) other nominees of Investor's choosing to the Corporation's
Board of Directors, and the Board of Directors shall have been restructured to consist of six (6) members.

  (6) The Corporation shall have renegotiated the terms of its preferred stock, no par value, held by Nishimoto Sangyo Company, Ltd.
("Nishimoto")
which is satisfactory in form and substance to Investor, including all rights held by Nishimoto with regard to any delinquent dividends or distributions thereon.

  (7) Each of the conditions precedent described in paragraph 5(a) shall have been fully satisfied.

6. Board of Directors. The Corporation agrees to submit, at its next meeting of shareholders, the names of Investor's four (4) appointees to the Corporation's shareholders for nomination and election to the
Corporation's Board of Directors. Investor agrees to provide all information reasonably required with regard to such additional directors for inclusion in the Corporation's proxy materials for any such meeting of shareholders.

7. Restrictive Covenant.  During the 105 day period described in paragraph
5(b), the Corporation agrees that it shall not enter into any alternative
equity-related financing, merger, sale of assets or any similar transaction;
provided, however, the Corporation may actively seek an investor to purchase all of the then issued and outstanding common stock of the
Corporation            for not less than a price equal to ONE
DOLLAR
($1.00) a share for all shares sold pursuant to such transaction. Such offer shall include those shares held in escrow pursuant to paragraph
5(a) if made within the 15 day escrow period. Such transaction must be binding upon all parties within the 105 day period described in paragraph 5(b); provided further, however, Investor shall have a right of first refusal to match any offer made in compliance with this paragraph.
Investor shall have five (5) days to exercise its right of first refusal.
During such time of review by Investor the time for consummation of the transaction shall be extended for a like period of time. Investor will assist the Corporation in seeking such an investor.

8. Notices. The addresses set forth below are the addresses to which the parties would like notices sent to them until a party is notified to the contrary:

 Carolina Medical, Inc.
 157 Industrial Drive
 P.O. Box 307
 King, NC  27021-0307
 Attn: Ronald G. Moyer

 Advanced Medical Products, Inc.
 111 Research Drive
 Columbia, SC 29203
 Attn:  James H. Brown

9. Binding Effect and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors, assigns and legal representatives. Investor may freely assign its rights under this Agreement. Investor contemplates assigning certain of such rights to BIOTEL. In the event of any assignment of any of Investor's rights under this Agreement in which it is contemplated that such assignee shall acquire shares of stock of the Corporation, each such assignee shall be required to execute an instrument pursuant to which it makes the representations and warranties set forth in paragraph
3 to the Corporation.

10. Amendment and Waiver. This Agreement may be amended or modified only by an instrument signed by a duly authorized officer of the Corporation and Investor. A waiver of any provision of this Agreement must be in writing, designated as such, and signed by the party against whom enforcement of the waiver is sought. The waiver by Investor or the Corporation of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement by duly authorized officers, as of the date first above written.

     ADVANCED MEDICAL PRODUCTS, INC.

     By:
     Name: James H. Brown
     Title: Vice President

     CAROLINA MEDICAL, INC.

     By:
     Name: Ronald G. Moyer
     Title: Chairman

INTELLECTUAL PROPERTY LICENSE AGREEMENT

THIS AGREEMENT is entered into as of the 12th day of January, 1996, by and between ADVANCED MEDICAL PRODUCTS, INC. ("Licensor") and
CAROLINA
MEDICAL, INC. ("Licensee").

WITNESSETH:

WHEREAS, Licensor has developed and is the owner of certain intellectual property relating to a proposed product line consisting of miniaturized, hand-held, ultrasound imagers, including array technology, generally referred to as "Ultra PCI" (the "Product Line");

WHEREAS, Licensee desires to obtain from Licensor a non-exclusive license to use all such intellectual property relating in any way to the Product Line; and

WHEREAS, Licensor desires to grant such a license and option to Licensee on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. License Grant. Licensor hereby grants to Licensee a non-exclusive, irrevocable, license to use, reproduce, distribute and otherwise exploit, on a worldwide basis, all computer software, methods, processes, formulae, designs, techniques of production, design or assembly, know-how, data bases, trade secrets, inventions, innovations, discoveries, improvements, applications, works of authorship, other proprietary information or items whether or not patentable or copyrightable, patents, patent applications, copyrights and applications or registrations therefor, trademarks and applications or registrations therefor, including all tangible embodiments thereof (such as documentation, drawings, sketches, blueprints, source code, object code, plans and printouts) owned or used by Licensor in connection with the design, development and production of the Product
Line and all other medical ultrasound scanners, imagers, devices, arrays and related technology designed, developed or produced by Licensor, including the FDA 510K approvals. The rights and licenses herein granted shall include all improvements, enhancements and modifications to any of the foregoing assets and properties made or conceived during the term of this Agreement which Licensor owns or controls or which Licensor hereafter owns or controls, and all patent applications and patents based on or covering the same which Licensor now owns or controls or hereafter owns or controls. This license includes the right to grant sublicenses. The assets, properties and rights licensed hereby are collectively referred to as the "Licensed Property."

2. License Fee. In consideration of the license granted to Licensee under paragraph 1, Licensee shall pay to Licensor:

 (a) Initial Payment.  A one-time payment of TEN THOUSAND AND
00/100
DOLLARS ($10,000.00), payable in cash upon the execution of this Agreement;
and

 (b) Royalty. A royalty (the "Royalty") equal to a certain percentage of Licensee's "Net Sales" of all products incorporating the Licensed
Property or any part thereof as follows:

Royalty Percentage
Cumulative Royalty
3%
Up to $290,000
2%
$290,001 - 590,000
1%
$590,001 - 990,000
0%
Over $990,000

For this purpose, the term "Net Sales" shall mean Licensee's gross selling price to unrelated customers for all products incorporating the Licensed Property in their fully assembled form, less (i) sales or excise taxes paid directly or indirectly, by Licensee; (ii) any shipping costs actually paid and separately itemized by Licensee; and (iii) normal and customary trade discounts, returns and allowances actually allowed, including cash discounts and advertising allowances.
Sales of products by Licensee incorporating the Licensed Property for demonstrational or educational purposes, or other non-revenue bearing activities, shall be excluded from the determination of Net Sales. Net Sales shall include any lease of any products incorporating the Licensed Property produced by Licensee. For purposes of determining
Net Sales pursuant to a leasing transaction, the Royalty shall be based on the then-current net selling price of such product. Product shall be deemed sold or leased at the time of first invoicing, or if not invoiced, at the time of first shipment, delivery or other transfer to the customer therefor, or when first actually put into use, whichever first occurs. Licensee's obligations under this paragraph shall terminate when the cumulative amount of all Royalties and cash payments (including the payment described in paragraph 2(a)) from Licensee to Licensor total ONE MILLION AND 00/100 DOLLARS ($1,000,000.00). All royalties due under this Agreement shall be payable to Licensor on a monthly basis within thirty (30) days of the end of the preceding month.

3. Representations and Warranties by Licensor. Licensor represents and warrants to Licensee as follows:

 (a) Organization. Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

 (b) Authorization. This Agreement has been duly authorized and approved by Licensor's Board of Directors, acting at a meeting duly called and held, prior to execution by Licensor.

 (c) No Violation. The execution, delivery and performance of this Agreement by Licensor does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any law, ordinance, rule or regulation to which Licensor is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Licensor, (c) the charter documents of Licensor or any securities issued by Licensor, or (d) any agreement or instrument to which Licensor is a party.

 (d) Ownership of Licensed Property. Licensor is the exclusive owner of all rights to the Licensed Property, and has not granted to any other person, firm or entity any right, license, shop right or privilege with respect to any part of the Licensed Property.

 (e) Right to Grant License. Licensor has the right to grant to Licensee the non-exclusive license to the Licensed Property under paragraph 1 free and clear of any liens, encumbrances or claims from third parties.

 (f) No Known Infringement. There is no pending or threatened claim or litigation against Licensor (nor, to the knowledge of Licensor, does there exist any basis therefor) contesting Licensor's rights in the Licensed Property or any part thereof, the validity of any patents, copyrights or trademarks included in the Licensed Property, or the right of Licensor or any predecessor or licensee to use any of the Licensed Property. As of the date of this Agreement, no royalties, honorariums or other fees are payable by reason of the use or practice of the Licensed Property, the manufacture, use or sale of products incorporating the Licensed Property, or from performing consulting or other services that derive their value from the Licensed Property.

 (g) Best Information. The documents, designs and technical materials to be delivered or disclosed by Licensor to Licensee pursuant to this
Agreement shall constitute the best information available to Licensor at the time of such delivery or disclosure.

4. Indemnification.

 (a) Indemnification of Licensee. Subject to paragraph 4(b) below, Licensor agrees that it shall indemnify and hold Licensee and its officers, directors and shareholders harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including, without limitation, liabilities for reasonable attorneys' fees (such items being collectively referred to as "Indemnifiable Claims") suffered or incurred by such parties as a result of any (i) breach of any representation or warranty made by Licensor under this Agreement, (ii) failure by Licensor to perform any of its agreements set forth in this Agreement, or any agreement executed pursuant hereto to which Licensor is a party, or (iii) litigation or claim by any third party alleging that use or practice of any part of the Licensed Property infringes the patent, copyright, trademark or other proprietary rights, or constitutes a misappropriation of any trade secrets, of such third party.

 (b) Indemnification of Licensor. Licensee agrees that it shall indemnify and hold Licensor and its officers, directors and shareholders harmless from and against any and all Indemnifiable Claims suffered or incurred by such parties as a result of any failure by Licensee to perform any of its agreements set forth in this Agreement or any agreement executed pursuant hereto.

 (c) Notice of Claims. If either party believes that it has suffered or incurred any Indemnifiable Claims, such party shall notify the other promptly in writing describing such Indemnifiable Claims, the amount thereof, if known, and the method of computation of the Indemnifiable
Claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Indemnifiable
Claims occurred. If any action at law or suit in equity is instituted by a third party with respect to which either party intends to claim any liability or expense as an Indemnifiable Claim under this paragraph, such party shall promptly notify the indemnifying party of such action or suit.

 (d) Defense of Third Party Claims. The indemnifying party under this paragraph shall have the right to conduct and control, through counsel of its own choosing, any third-party claim, action or suit, but the indemnified party may, at its election, participate in the defense of any such claim, action or suit at its sole cost and expense;
provided, however, that if the indemnifying party shall fail to defend any third-party claim, action or suit, then the indemnified party may defend, through counsel of its own choosing, such claim, action or suit and (so long as it gives the indemnifying party at least fifteen
(15) days written notice of the terms of the proposed settlement thereof and permits the indemnifying party then to undertake the defense thereof) to settle such claim, action or suit, and to recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense. The indemnifying party shall not compromise or settle any third-party claim, action or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed.

5. Sublicensing of the Licensed Property. Licensee shall be entitled to enter into one sublicense of the Licensed Property without the consent of Licensor. All other sublicenses are subject to mutual consent. In the event Licensee enters into any sublicenses of the Licensed Property, all such sublicenses shall be on the condition that each agreement between Licensee and its sublicensee(s): (i) acknowledges Licensor's ownership of the Licensed Property and status as licensor of such property to Licensee; and (ii) stipulates that in the event that an order for relief in bankruptcy is entered in a bankruptcy case for Licensee, or Licensee is insolvent or fails to perform its duties and obligations under such agreement (subject to any cure periods specified in such agreement not to exceed 90 days), then all of Licensee's interest in such sublicense shall be transferred to Licensor and all amounts payable thereafter to Licensee under such agreement shall be payable in full to Licensor. Licensee shall provide a copy of each such agreement to Licensor upon execution. Any such sublicensing shall be subject to Licensor's royalties as provided in this Agreement.

6. Other Licensing by Licensor. Provided that Licensee has not defaulted at any time under this Agreement, Licensor shall not grant any other license of the Licensed Property to any other party for twelve (12) months after the date of this Agreement.

7. Royalties Recording.

 (a) Records. Licensee shall maintain complete and accurate records of all sales of products incorporating the Licensed Property for purposes of accurate determination of the royalties payable under this Agreement, and shall require its sublicensees to do the same. Each royalty payment shall be accompanied by a written statement describing in detail the sales of products incorporating the Licensed Property during such month,
Licensee's and its sublicensees' gross receipts from such sales, all deductions made to arrive at Net Sales, and calculation of Royalties due thereon.

 (b) Inspection.  Licensor shall have the right to inspect
Licensee's
records and those of its sublicensees' relating to sales of products incorporating the Licensed Property and revenues from consulting or other services derived from the value of the Licensed Property at mutually agreeable times, in order to verify payment of all Royalties due hereunder.

 (c) Confidentiality. Licensor shall hold in strict confidence all information received from Licensee or obtained in the course of any inspection hereunder regarding Licensee's sales or services, except as may be necessary or desirable for Licensor to disclose in order to enforce its rights under this Agreement, or as required by law.

8. Sale of Unit. In connection with this license, Licensor agrees to sell to Licensee, within sixty (60) days of execution of this Agreement, one complete, fully assembled and operational Ultra PCI ultrasound imager, together with all accessories and other peripheral equipment available therefor, at Licensor's current cost therefor.

9. Technology Transfer. Licensor shall furnish to Licensee all information, in whatever form, owned or used by Licensor in connection with the Licensed Property in order that Licensee may commercialize and exploit the Licensed Property. Licensor shall render to Licensee such services in a consulting capacity as may be requested by Licensee to instruct
Licensee in all operations pertaining to the industrial and commercial exploitation of the Licensed Property. Specifically included within such consulting responsibilities shall be the provision of the services of Licensor's hardware and software development engineers and technicians to Licensee. Such consulting shall be at such times and at such locations as Licensee shall request. At all times while employees of Licensor are physically present at Licensee's facilities in connection with their consulting role described above, Licensee shall reimburse Licensor such employees' salary costs (inclusive of fringe benefits) determined on an hourly basis, and reasonable travel and living expenses.

10. Restrictions. Notwithstanding anything to the contrary contained in this Agreement, the license to Licensee shall not include the right to produce products from the Licensed Property which are directly competitive to Licensor's current products being produced based upon the Licensed
Property. For purposes of this Agreement, the production of any hand held, battery-powered non-integrated ultrasound imaging unit shall be the sole product considered directly competitive to Licensor. Licensor is entitled to produce products which are directly competitive with Licensee's products.

11. Term. This Agreement and the license granted hereby shall remain and continue in full force and effect for a period of five (5) years from the date of this Agreement, subject to earlier termination as described in this Agreement. This Agreement and the license granted herein shall be extended for an additional period of five (5) years following the expiration of the initial term of this Agreement, unless
Licensee provides written notice to Licensor within sixty (60) days prior to the expiration of the initial term that Licensee does not desire for this Agreement to be extended.

12. Enhancements. If, during the term of this Agreement, Licensor makes any further improvements or enhancements to any of the Licensed
Property or becomes the owner of any new improvement or enhancement thereto, either through the acquisition of patent rights or otherwise,
Licensor shall communicate all such improvements and enhancements to
Licensee, and all such improvements and enhancements shall be included within this license without any additional compensation, other than the Royalty due on sales of products incorporating such enhancements and improvements as described in paragraph 2(b). If, during the term of this Agreement, Licensee makes any improvements or enhancements to any of the Licensed Property or becomes the owner of any new improvement or enhancement thereto either through the acquisition of patent rights or otherwise, Licensee shall communicate all such improvements and enhancements to Licensor, and all such improvements and enhancements shall, at the written request of Licensor, be licensed back to Licensor pursuant to the terms and conditions of a license agreement to be entered into at such time, on substantially the same terms and conditions of this Agreement, including royalties at the same rate as those described in paragraph 2(b).

13. Bankruptcy. The parties agree and acknowledge that this Agreement constitutes the license of intellectual property by Licensor, and in addition to all other rights enjoyed by Licensee, Licensee shall have all of the rights described in Section 365(n) of the Bankruptcy Code.

14. Nature of Relationship. Nothing contained herein shall be construed to place the parties in the relationship of partners, joint venturers or principal and agent. Neither party is authorized to assume or undertake any obligation of any kind, express or implied, on behalf of the other party.

15. Amendment. This Agreement may not be amended, modified or altered, except by a written instrument duly executed by both parties.

16. No Waiver. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

17. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina.

18. Severability. If a court of competent jurisdiction makes a final determination that any provision of this Agreement (or any portion thereof) is invalid, illegal or unenforceable for any reason whatsoever, and all rights to appeal the determination have been exhausted or the period of time during which any appeal of the determination may be perfected has expired (i) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

19. Successor. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns.

20. Dispute Resolution. Except for any action for indemnification pursuant to paragraph 4 that is filed as a cross-claim in an action brought by a third party against one of the parties and any claims filed as a result of such cross-claim (which cross-claim for indemnification and resulting claims may be filed in the court where the original action has been instituted by such third party), any and all actions arising under this Agreement shall be filed and maintained only in a state or federal court of competent jurisdiction sitting in the State of North Carolina, and the parties consent to the jurisdiction and venue of such courts solely for the purpose of resolution of any such dispute.

21. Headings. The headings of the paragraphs of this Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions.

22. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall for all purposes be deemed an original, but all of which together shall constitute one and the same instrument.

23. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be deemed to supersede all prior and contemporaneous agreements, representations and understandings whether written or oral, and the same shall be deemed to have been merged into this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

     CAROLINA MEDICAL, INC.

     By:
     Name: Ronald G. Moyer
     Title: Chairman

     ADVANCED MEDICAL PRODUCTS, INC.

     By:
     Name: James H. Brown
     Title: Vice President

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, effective this 12th day of January, 1996, by and among CAROLINA MEDICAL, INC., a North Carolina corporation
("CMI"),
ADVANCED MEDICAL PRODUCTS, INC., a Delaware corporation ("AMP"), and
BLANCO TACKABERY COMBS & MATAMOROS, P.A., a North Carolina professional corporation (the "Escrow Agent").

R E C I T A L S:

A. CMI and AMP have entered into a Subscription Agreement
("Subscription
Agreement") as of this date, pursuant to which CMI has agreed to make an investment of funds in AMP.

B. CMI's investment in AMP is subject to certain terms and conditions, which as of this date have not been fully satisfied. The parties desire to provide for the escrow of the funds required by CMI to be invested in AMP pursuant to paragraph 1(a) of the Subscription Agreement pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Deposit into Escrow

 (a) Upon the execution of this Agreement, CMI shall deposit the sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00) (the "Escrowed Funds") with Escrow Agent. By its execution of this Agreement,
Escrow Agent acknowledges receipt of a check made payable to AMP representing the Escrowed Funds, and agrees to hold and deliver the same in accordance with the terms of this Agreement.

 (b) AMP shall immediately cause the issuance of a stock certificate in the name of CMI for 750,000 shares of AMP's common stock, $0.01 par value. Such share certificate ("Escrowed Certificate") shall be deposited with Escrow Agent upon the execution of this Agreement or as soon thereafter as is reasonably possible. Upon receipt of the Escrowed Certificate, Escrow Agent shall hold and deliver the Escrowed
Certificate in accordance with the terms of this Agreement.

 (c) The Escrowed Funds and Escrowed Certificate are sometimes collectively referred to as the "Escrowed Property."

2. Disbursement of Escrowed Property.

 (a) Upon the receipt by Escrow Agent of a written notice signed by CMI stating that all of the conditions precedent set forth in paragraph
5(a) of the Subscription Agreement have been fully satisfied, Escrow
Agent shall immediately disburse the Escrowed Funds to AMP, and the Escrowed Certificate to CMI.

 (b) Upon the receipt by Escrow Agent of a written notice signed by CMI that the conditions precedent set forth in paragraph 5(a) of the
Subscription Agreement have not been fully satisfied, Escrow Agent shall immediately disburse the Escrowed Funds to CMI, and the Escrowed
Certificate to AMP.

 (c) If Escrow Agent has not received final and definitive instructions as to the disposition of all of the Escrowed Property pursuant to paragraphs
2(a) or 2(b) prior to 5:00 p.m., local time, on the 15th day following the date of this Agreement, Escrow Agent shall disburse the Escrowed
Funds to CMI and the Escrowed Certificate to AMP. For purposes of determining the 15th day following the execution of this Agreement, the date upon which this Agreement is executed shall not be counted.

3. Termination.

 (a) The obligations of Escrow Agent hereunder shall terminate upon the transfer of all of the Escrowed Property to AMP, CMI, a successor escrow agent and/or a court of competent jurisdiction, as the case may be, in accordance with the provisions of this Agreement.

 (b) Escrow Agent may at any time resign by the delivery of written notice to AMP and CMI, after which Escrow Agent shall continue to hold the Escrowed Property until a successor escrow agent shall have been appointed, at which time Escrow Agent shall deliver the Escrowed Property to the successor escrow agent. Following the delivery of the Escrowed
Property to the successor escrow agent, Escrow Agent shall have no further duties or liabilities hereunder. In the event Escrow Agent resigns, AMP and CMI shall promptly appoint a successor escrow agent.

 (c) This Agreement shall terminate if Escrow Agent does not receive final and definitive instructions as to the disposition of all of the
Escrowed Property prior to 5:00 p.m., local time, on the 15th day following the execution of this Agreement, determined as described in paragraph
2(c).

4. Notices. All notices, demands and other communications given to or made upon any party shall only be deemed to have been given or made upon actual receipt of the notice, demand or communication by the addressee thereof, to the parties at the following addresses:

 (a) If to CMI:

  Carolina Medical, Inc.
  157 Industrial Drive
  P.O. Box 307
  King, NC  27021-0307
  Attn: Ronald G. Moyer

 (b) If to AMP:

  Advanced Medical Products, Inc.
  111 Research Drive
  Columbia, SC 29203
  Attn: James H. Brown

 (c) If to Escrow Agent:

  Blanco Tackabery Combs & Matamoros, P.A.
  P.O. Drawer 25008
  Winston-Salem, NC  27114-5008
  Attn:  Brian L. Herndon

5. Resolution of Conflicts. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions, claims or demands from any of the parties with respect to the Escrowed Property which, in its opinion, are in conflict with any provision of this Agreement, or if any dispute arises between the parties or between either party and Escrow Agent, or as to the construction of any of the provisions hereof, or as to any action to be taken by Escrow Agent, or as to its rights and duties hereunder, or if any attachment, garnishment or sequestration is instituted or procured respecting any of the Escrowed Property and a writ, order or rule of attachment, garnishment or sequestration is levied upon such Escrowed Property while held by Escrow Agent, Escrow Agent shall be entitled to refrain from taking any action and the parties shall not contest the right of Escrow Agent to file a bill of interpleader and to deposit the Escrowed Property in court in such suit. Thereupon,
Escrow Agent shall be discharged from all obligations to account for the Escrowed Property. Upon the institution of any such proceeding,
Escrow Agent shall have a lien upon the Escrowed Property for a sum sufficient to pay the costs, reasonable counsel fees and necessary disbursements in connection with any such proceeding.

6. Indemnification of Escrow Agent. CMI and AMP, jointly and severally, agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of Escrow Agent arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability.

7. Rights of Escrow Agent. Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for any mistake in fact or law, except its own willful misconduct or gross negligence. Escrow Agent shall be protected in acting in accordance with this Agreement upon any notice, certificate or other instrument believed by it to be genuine and to have been properly executed.
Escrow Agent may consult its own legal counsel on any questions as to the construction and provisions of this Agreement or its duties hereunder, and it shall be fully protected in acting in accordance with the advice of such counsel.

8. Attorneys' Fees. In the event that any action or proceeding is commenced in relation to this Agreement, the prevailing party shall be entitled to recover its court costs and expenses and reasonable attorneys' fees.

9. Miscellaneous. This Agreement constitutes and contains the entire and only agreement among the parties as to the subject matter hereof;
may be executed simultaneously in two or more counterparts, each of which shall be an original; and shall be governed and construed in accordance with the laws of the State of North Carolina. Escrow Agent shall not be disqualified from representing any party to this Agreement solely by virtue of its service as Escrow Agent hereunder.

IN WITNESS WHEREOF, the parties have caused the execution of this Agreement as of the day and year first above written.

     CAROLINA MEDICAL, INC.

     By:
     Name: Ronald G. Moyer
     Title: Chairman

     ADVANCED MEDICAL PRODUCTS, INC.

     By:
     Name: James H. Brown
     Title: Vice President

     ESCROW AGENT:

     By:
     Name:  Brian L. Herndon
     Title:   Vice President